
                                                                     Exhibit 3.2

                           ARDENT HEALTH SERVICES LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of August 3, 2001

THE LIMITED LIABILITY COMPANY INTERESTS OF ARDENT HEALTH SERVICES LLC HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE
STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE
ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED,
HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE
WITH SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE TERMS
AND CONDITIONS OF THIS AGREEMENT.

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                                TABLE OF CONTENTS

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ARDENT HEALTH SERVICES LLC.....................................................................     1

RECITALS.......................................................................................     1

ARTICLE I Definitions..........................................................................     1

    SECTION 1.01    Definitions................................................................     1
    SECTION 1.02    Terms Generally............................................................     1

ARTICLE II General Provisions..................................................................     1

    SECTION 2.01    Formation..................................................................     1
    SECTION 2.02    Name.......................................................................     2
    SECTION 2.03    Term.......................................................................     2
    SECTION 2.04    Purpose; Power.............................................................     2
    SECTION 2.05    Registered and Principal Offices; Registered Agent.........................     2

ARTICLE III Members and Interests; Capital Contributions.......................................     2

    SECTION 3.01    Members....................................................................     2
    SECTION 3.02    Rights and Privileges of Initial Classes of Units..........................     2
    SECTION 3.03    Capital Contributions......................................................     3
    SECTION 3.04    Additional Issuance of Units, New Class of Units and Securities............     3
    SECTION 3.05    Admission of Additional Members............................................     5
    SECTION 3.06    Effect of this Agreement on Non-Signatories................................     5
    SECTION 3.07    Cancellation of Units......................................................     5
    SECTION 3.08    Meetings of Members; Manner of Acting......................................     5

ARTICLE IV Management and Operation of the LLC; Indemnification................................     7

    SECTION 4.01    Board of Managers..........................................................     7
    SECTION 4.02    Officers...................................................................     9
    SECTION 4.03    Limitation on Liability....................................................    10
    SECTION 4.04    Indemnification of the Indemnitees.........................................    11
    SECTION 4.05    Certain Restrictions on Activities.........................................    12

ARTICLE V Distributions........................................................................    12

    SECTION 5.01    Distributions..............................................................    12
    SECTION 5.02    Limitations on Distributions...............................................    12
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    SECTION 5.03    Amounts and Priority of Distributions......................................    12
    SECTION 5.04    Valuation..................................................................    13

ARTICLE VI Books and Reports; Tax Matters; Capital Accounts; Allocations.......................    13

    SECTION 6.01    General Accounting Matters.................................................    13
    SECTION 6.02    Certain Tax Matters........................................................    14
    SECTION 6.03    Capital Accounts...........................................................    14
    SECTION 6.04    Allocations................................................................    14
    SECTION 6.05    Tax Advances...............................................................    16

ARTICLE VII Dissolution........................................................................    17

    SECTION 7.01    Dissolution................................................................    17
    SECTION 7.02    Winding-up.................................................................    17
    SECTION 7.03    Final Distribution.........................................................    17

ARTICLE VIII Transfer of Member's Units........................................................    18

    SECTION 8.01    Transfers to be Made Only as Permitted or Required by
                    this Agreement.............................................................    18
    SECTION 8.02    Drag-Along Right...........................................................    18
    SECTION 8.03    Conversion to Corporate Form, Merger, Consolidation or
                    Reorganization.............................................................    19

ARTICLE IX Certain Representations, Warranties and Agreements..................................    19

    SECTION 9.01    Representations and Warranties....... .....................................    19
    SECTION 9.02    Other Activities Permitted........... .....................................    21

ARTICLE X Miscellaneous........................................................................    21

    SECTION 10.01   Equitable Relief...........................................................    21
    SECTION 10.02   Governing Law..............................................................    21
    SECTION 10.03   Successors and Assigns; No Third Party Beneficiaries.......................    21
    SECTION 10.04   Notices....................................................................    22
    SECTION 10.05   Counterparts...............................................................    22
    SECTION 10.06   Entire Agreement...........................................................    22
    SECTION 10.07   Amendments.................................................................    22
    SECTION 10.08   Headings...................................................................    22
    SECTION 10.09   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL...........................    22

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                              ANNEXES AND EXHIBITS

Annex A           Members of the LLC
Annex B           Certain Definitions
Annex C           Special Terms of Redeemable Preferred Units
Annex D           Original Capital Contributions of the Initial Members

Exhibit A         Form of Registration Rights Agreement

                           ARDENT HEALTH SERVICES LLC

                  LIMITED LIABILITY COMPANY AGREEMENT of ARDENT HEALTH SERVICES LLC. a Delaware limited liability company (the "LLC"), dated as of August 3, 2001, among the Members set forth on Annex A and such other Persons as shall hereafter become Members as provided herein.

                                    RECITALS

                  A. The LLC was formed pursuant to a Certificate of Formation (the "Certificate") filed for recordation in the office of the Secretary of State of the State of Delaware in accordance with the LLC Act.

                  B. The Members desire to set forth their agreements and understandings regarding the management and operation of, and their respective rights and obligations with respect to, the LLC.

                  NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01 Definitions. Unless the context otherwise requires, certain terms used herein have the meanings given such terms on Annex B.

                  SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The term "hereunder" shall mean this entire Agreement as a whole unless reference to a specific section of this Agreement is made.

                                   ARTICLE II

                               General Provisions

                  SECTION 2.01 Formation. The Members hereby confirm and ratify the formation of the LLC by the filing and recordation of the Certificate with the Delaware Secretary of State in accordance with the LLC Act. The LLC and the Members hereby forever discharge the organizer of the LLC, and the organizer shall be indemnified by the LLC from and against, any expense or liability actually incurred by the organizer by reason of having been the organizer of the LLC.

                  SECTION 2.02 Name. The LLC shall conduct its activities under the name of Ardent Health Services LLC or such other name as the Board determines; provided. that its name for corporate purposes shall always contain the words "Limited Liability Company" or the letters "L.L.C." or "LLC." Prompt notice of any such change shall be given to each Member.

                  SECTION 2.03 Term. The term of the LLC commenced on the date of the filing of the Certificate and shall be perpetual, unless sooner dissolved in accordance with Article VII; provided, that this Agreement shall remain in full force and effect notwithstanding the dissolution of the LLC.

                  SECTION 2.04 Purpose; Power. The purpose of the LLC is to engage in any lawful business or activity. The LLC shall possess and may exercise all powers and privileges necessary, suitable or convenient to the conduct, promotion or attainment of its purpose.

                  SECTION 2.05 Registered and Principal Offices; Registered Agent. The LLC shall maintain a registered office at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle/County, Delaware 19808, or such other office within the State of Delaware as the Board determines. The LLC shall maintain an office and principal place of business at such place as the Board may determine. The name and address of the LLC's registered agent as of the date of this Agreement is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. Prompt notice of any change in the registered office, principal place of business or registered agent shall be given to each Member.

                                   ARTICLE III

                  Members and Interests; Capital Contributions

                  SECTION 3.01 Members. Annex A contains the name, address and facsimile number of each Member, the aggregate Capital Contribution actually made by each Member as of any date and the Class and number of Units of each Class held by each Member as of any date. Annex A shall be revised by the Board from time to time to reflect the admission or withdrawal of a Member or the issuance, transfer, assignment, redemption, forfeiture or relinquishment to the LLC or other cancellation of Units in the LLC in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

                  SECTION 3.02 Rights and Privileges of Initial Classes of Units. (a) There is hereby created a class of Units designated as "8% Cumulative Redeemable Preferred Units." Each Redeemable Preferred Unit shall be identical in all respects and shall entitle the holders thereof to the same rights, interests, preferences and privileges of the Redeemable Preferred Units as set forth herein and on Annex C. To the extent that the provisions of Annex C conflict with the provisions contained in the body of this Agreement, Annex C shall control. Ownership of a Redeemable Preferred Unit shall not entitle the Member holding such Unit to vote on matters to be voted on by Members generally, except as otherwise provided by applicable law.

                  (b) There is hereby created a class of Units designated as "Common Units." Each Common Unit shall be identical in all respects and shall entitle the holders thereof to the same rights, interests, preferences and privileges of the Common Units as set forth herein. Ownership of a Common Unit shall entitle the Member holding such Unit to one vote on matters to be voted on by Members generally.

                  (c) All Redeemable Preferred Units and Common Units issued hereunder shall be issued in the form of certificated Units unless otherwise determined by the Board.

                  SECTION 3.03 Capital Contributions. (a) This Agreement is being executed and delivered concurrently with each of the Initial Members making a Capital Contribution to the LLC consisting of shares of BHC Common Stock (having a fair market value of $3.43 per share), in exchange for 0.5 of a Common Unit and 0.5 of a Redeemable Preferred Unit for each share of BHC Common Stock so contributed, in each case in the aggregate amounts set forth opposite the name of each such Initial Member on Annex D.

                  The proceeds of such Capital Contributions and any subsequent Capital Contributions by Members shall be used to fund the LLC's expenses associated with the expansion of its business, general working capital purposes and as otherwise specified by the Board.

                  (b)      Other than as expressly set forth in Article V or
Section 7.3, no Member (in such capacity) shall be (i) entitled to any interest or compensation by reason of being a Member or (ii) required to lend any funds to the LLC or required to make any additional Capital Contribution.

                  (c) Except as required by applicable law, no Member shall have any obligation to restore any negative balance in the Member's Capital Account upon liquidation of the LLC. No Member shall be entitled to withdraw all or any part of its Capital Contributions except as expressly provided in this Agreement.

                  SECTION 3.04 Additional Issuance of Units, New Class of Units and Securities. (a) Subject to the provisions herein, the Board is authorized in its discretion to cause the LLC to issue, on such terms as the Board shall determine, additional Units representing additional Interests, which Units may be of a same or different Class from those Units which are outstanding prior to such issuance, at any time or from time to time to existing Members or to other Persons and to admit such other Persons to the LLC as Additional Members subject to the terms and conditions of this Agreement. Subject to the provisions herein, the Board shall have sole and complete discretion to determine whether to cause the LLC to issue a new Class or Classes of Units and in determining the consideration and terms and conditions with respect to any future issuance of a new Class of Units. Subject to the provisions herein, the Board may, in its sole and complete discretion, provide that such new Class or Classes of Units are to be entitled to receive distributions from the LLC other than as currently specified in Article V and Section 7.03 (in which event Article V and Section
7.03 shall be modified by the Board in order to reflect such terms). Subject to the provisions herein, the Board shall have sole and complete discretion to cause the LLC to issue one or more new Classes of Units (in addition to the existing Classes of Units), from time to time in one or more Classes or one or more series of such

Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, as shall be fixed by the Board in the exercise of its sole and complete discretion, including (i) the allocation of items of LLC income, gain, loss, deduction and credit to each such Class or series of Units; (ii) the rights of each such Class or series of Units upon dissolution and liquidation of the LLC; (iii) the price at which and the terms and conditions, if any, upon which each such Class or series of Units of the LLC may be redeemed by the LLC; (iv) the rate at which and the terms and conditions upon which each such Class or series of Units may be converted into another Class or series of Units of the LLC; (v) the terms and conditions upon which each such Class or series of Units shall be issued, subject to repurchase, and assigned or transferred; and (vi) the right of each such Class or series of Units to vote on LLC matters, including matters relating to the relative rights, preferences and privileges of each such Class or series. Subject to the provisions herein, upon or prior to the issuance of any Class or series of Units which shall not be identical to any Class or series of Units issued to the Members as of the date of this Agreement, the Board may amend any provision of this Agreement and any person authorized by the Board (an "Authorized Person") may execute, swear to, acknowledge, deliver, file, publish and/or record such amendments and other documents as the Board may in its reasonable discretion determine to be necessary in connection therewith in order to reflect the authorization and issuance of each such Class or series of Units and the relative rights and preferences as to the matters set forth in the preceding and succeeding sentences; provided, that with respect to any such issuance of any Class or series of Units not identical to any Class or series of Units issued to Members as of the date of this Agreement, the Board shall take such actions and make such amendments or modifications hereto and to any other necessary agreement so as to preserve the rights, preferences and privileges of the Members provided for hereunder. Subject to the provisions herein, the Board is also authorized to cause the LLC to issue any other type of security that is not an equity interest in the LLC from time to time to existing Members or to other Persons on terms and conditions established in the sole and complete discretion of the Board. The Board shall do (or cause the LLC to do) all things it deems to be appropriate or necessary to comply with the LLC Act in connection with any future issuance and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance, including compliance with any statute, rule, regulation or guidelines of any federal, state or other governmental entity or agency. Upon the issuance of any additional Units pursuant to this Section, the Board shall amend Annex A to reflect such issuance. Notwithstanding the foregoing, the Board shall not amend this Agreement in any way that adversely affects, in any material respect, any Class or series of Units in any manner differently than another Class or series of Units without first obtaining the consent of a majority in interest of the holders of the Class or series of Units so adversely affected. All additional Units issued hereunder shall be issued in the form of certificated Units unless otherwise determined by the Board.

                  (b) Without limiting the generality of paragraph (a) above, it is the expectation that the Board shall establish and implement an employee incentive program under which Units or options to acquire Units representing 12% in the aggregate of the Common Unit Interests in the LLC may be issued or granted to employees of the LLC or its controlled Affiliates. Notwithstanding anything to the contrary contained herein, in addition to any conditions or restrictions on any Class or series of Units contained in this Agreement, any such Units or options to acquire Units may also be subject to such other conditions and restrictions

(including vesting) as determined by the Board and set fourth in an ancillary instrument or agreement executed and delivered in connection with any such issuance or grant.

                  SECTION 3.05 Admission of Additional Members. Any issuance or transfer of Units to a Person who is not a Member shall be conditioned on such Person executing and delivering to the LLC (a) a written agreement in form and substance satisfactory to the Board whereby such Person agrees to be bound by the terms of this Agreement and (b) such other documents or instruments as may be required in the discretion of the Board in order to effect such Person's admission as an Additional Member. Notwithstanding anything to the contrary in this Section, no Person shall be admitted as an Additional Member pursuant to this Section without the consent of the Board, which consent of the Board shall be deemed to have been given with respect to any transferee to whom Units are transferred in compliance with this Agreement following the receipt of the agreement specified in clause (a) above if such transferee is not then a Member. The admission of any Person as an Additional Member shall become effective on the date upon which the requirements of this Section are satisfied or such other date as may be agreed upon by the Additional Member and the LLC, in each case, following the consent (or deemed consent) of the Board to such admission (or an Authorized Person's receipt of notice of a permitted transfer of a Unit pursuant to Article VIII). The Board shall cause the name of the Person to be admitted as an Additional Member to be recorded on the books and records of the LLC, promptly following the consent (or deemed consent) of the Board to such admission (or an Authorized Person's receipt of notice of a permitted transfer of a Unit pursuant to Article VIII). For purposes of the foregoing, deemed consent shall be effective upon completion of the transfer or exercise giving rise to such deemed consent.

                  SECTION 3.06 Effect of this Agreement on Non-Signatories. This Agreement shall be binding on and inure to the benefit of all holders of Units whether or not such holders are signatories to this Agreement and regardless of when or how such holders acquired their Units.

                  SECTION 3.07 Cancellation of Units. Any Units that are (a) exchanged for assets distributed or otherwise transferred by the LLC, or (b) forfeited or relinquished to, or repurchased by, the LLC shall in each case be deemed to be canceled and no longer outstanding.

                  SECTION 3.08 Meetings of Members; Manner of Acting. (a) The Members may, but shall not be required to, hold annual, periodic or other formal meetings. However, meetings of the Members for any purpose with respect to which the Members are entitled to act may be called by the Board or any Member or group of Members holding greater than a 15% Interest in our Common Units at any time, and notice of a meeting shall be issued by the Board within 10 days after receipt of a written request for such meeting. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at that meeting. Meetings shall be held not less than 10 days nor more than 60 days after receipt of the notice thereof and shall be held at the principal office of the Company. In addition, the Board may, and, upon receipt of a request by a Member in writing shall, submit any matter upon which the Members are entitled to vote to the Members for a vote by written consent without a meeting. Except as otherwise expressly provided herein, a majority in interest of the Members holding Common Units shall be required and shall be sufficient for the approval of any matter submitted for a vote of Members.

                  (b) Notification of any meeting to be held pursuant to paragraph (a) above shall be given to each Member at its record address or fax number for such Member listed on Annex A (as such address or fax number may be revised from time to time in accordance with Section 10.04). Such notice shall state the place, date and hour of the meeting, and shall indicate that the notice is being issued at or by the direction of the Member or Managers calling the meeting. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Members holding Common Units shall constitute a quorum at all meetings of the Members; provided, however, that if there be no such quorum, holders of a majority in interest of the Members holding Common Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. Any Member that attends a meeting or is represented by proxy shall be deemed to have waived notification of the time, place and purpose of the meeting, except that a Member shall not be deemed to have waived such notification if it appears for the express purpose of challenging the transaction of business on the grounds that the meeting is not lawfully convened and states its challenge for the record. No notice of the time, place or purpose of any meeting of Members need be given to any Member entitled to such notice that, in a writing executed an filed with the records of the meeting, either before or after the time thereof, waives such notice.

                  (c) For the purposes of determining the Members entitled to vote at any meeting of the Members or any adjournment thereof, or to vote by written consent without a meeting, and the extent of such Member's Percentage Interest, the Board or the Members requesting such meeting or vote may fix, in advance, a date as the record date for such determination. Such date shall not be more than 60 days nor less than 10 days before any such meeting or submission of a matter to the Members for a vote by written consent.

                  (d) Each Member shall be entitled to vote: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which it desires that its votes be cast, which writing must be received by the Board prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which it desires that its votes be cast, which writing must be received by the Board prior to the date upon which the votes of the Members are to be counted. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member or its attorney-in-fact executing it. Only the votes of Members of record on the notice date or such other record date as may be set pursuant to paragraph (c) above, whether at a meeting or otherwise, shall be counted. In connection with any such vote, the Board shall be empowered to establish reasonable rules pertaining to the validity and use of proxies by Members.

                  (e) At each meeting of Members, the Members present or represented by proxy shall appoint such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

                  (f) Any Member may participate in a meeting of the Members by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

              Management and Operation of the LLC; Indemnification

                  SECTION 4.01 Board of Managers. (a) Except as otherwise provided herein, the management, control and operation of the LLC shall be vested exclusively in the Board, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the LLC.

                  (b) The Board has, subject to the terms of this Agreement, general supervision, direction and control of the business of the LLC. The Board shall have, subject to the terms of this Agreement, the general powers and duties (including fiduciary duties) typically applicable to the board of directors of a corporation and all other powers and duties over the LLC and its business. Except as otherwise provided herein, the Board shall have full power and authority and absolute discretion to do all things deemed necessary or desirable by it to conduct the business of the LLC on behalf and in the name of the LLC, including, without limitation, with respect to the management of, and the exercise of, all voting rights associated with the LLC's ownership of securities (including, without limitation, the nomination, voting and appointment of directors and officers) and other investments in and/or loans to the LLC and its controlled Affiliates or employees of the LLC and its controlled Affiliates (including, without limitation, determining the timing and terms of the disposition of any securities, other investment or loan).

                  (c) Except as expressly provided otherwise in this Agreement or the LLC Act, the Board shall have sole power and authority to act on all matters that require the approval of the Members (so that the approval of the Board shall constitute all required Member approval) and no Member shall have any right to vote on such matter and such acts shall be subject only to the approval of the Board (and such approval shall be valid for all purposes of the LLC Act). Any merger or consolidation of the LLC with or into any other Person or the sale of all or substantially all the assets of the LLC shall be subject to the approval of the Board and the approval of a majority in interest of the Members holding Common Units (and such approval shall be valid for all purposes of the LLC Act). Each Authorized Person has the power and authority to bind the LLC with respect to any matter that has been authorized in accordance with this Agreement and no Member (other than the Member in its capacity as an Authorized Person) shall have the power or authority to bind the LLC on any matter.

                  (d) The authorized number of individuals on the Board shall be such number as determined from time to time by the Board in accordance with this paragraph (d) and shall initially be six. Each individual on the Board is referred to herein as a "Manager". The Board may from time to time determine to increase its size for the purpose of adding additional independent Managers (in addition to the one specified in paragraph (e) below); provided, that WCAS IX shall have the right to designate one additional Manager (in addition to the three specified in paragraph (e) below) for each additional independent Manager added as aforesaid.

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

                  (e) The Board shall be comprised of (i) three Managers (or such greater number as determined in accordance with paragraph (d) above) designated by WCAS IX, who shall initially be Russell L. Carson, D. Scott Mackesy and Ken Melkus, (ii) one Manager designated by FFT, who shall initially be Carlos Ferrer, (iii) the President and Chief Executive Officer and (iv) one independent Manager (or such greater number as shall have been determined by the Board pursuant to paragraph (d) above) designated by a majority in interest of the Members holding Common Units. The right of each of WCAS IX and FFT to designate Manager(s) as aforesaid shall continue for so long as each such party or any of its Affiliate Transferees, respectively, continues to be a Member.

                  (f) If a Member is no longer entitled to designate a Manager(s) pursuant to clauses (i) or (ii) of paragraph (e) above, then the Manager(s) designated by such Member shall immediately resign or otherwise be removed by the Board and a majority in interest of the Members holding Common Units shall be entitled to designate such Manager(s).

                  (g) The Board shall have the authority to designate members to the boards of directors or other governing bodies of any entity for which the Company shall have the right to do so.

                  (h) Committees of the Board shall be created only upon the approval of a majority of the members of the Board; provided, that subject to paragraph (e) above, a minimum of one Manager designated by WCAS IX shall be entitled to serve on each such committee (unless the Managers designated by WCAS IX waive such requirement).

                  (i) Any Manager designated by a Member as set forth above may be removed from the Board with or without cause only by such designating Member and replaced by the Member so removing its designee.

                  (j) Meetings of the Board and any committee thereof shall be held at the principal office of the LLC or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board or any committee thereof may be called by a majority of the Managers on the Board or such committee on at least five days' prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if, either before, at or after the meeting, any Manager as to whom notice was improperly provided signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions taken by the Board or any committee thereof may be taken by vote of the Board or of such committee at a meeting of the Managers (or, in the case of a committee, the Managers that are members thereof) or by written consent so long as such consent is signed by all the Managers (or, in the case of a committee, all the Managers that are members thereof). A meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

                  (k) Each Manager shall have one vote on all matters submitted to the Board or any committee thereof on which such Manager serves (whether the consideration of such matter is taken at a meeting or by written consent). Except as otherwise provided herein, the affirmative vote (whether by proxy or otherwise) of Managers holding a majority of the votes of all Managers shall constitute the act of the Board if taken-at a meeting. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of members of such committee holding a majority of the votes of all members of such committee shall constitute the act of such committee if taken at a meeting.

                  SECTION 4.02 Officers. (a) The officers of the LLC shall include (i) a Chairman, who shall initially be Russell L. Carson, (ii) a President and Chief Executive Officer, who shall initially be David T. Vandewater and (iii) a Secretary/Treasurer (or a Secretary and a Treasurer), and such other officers with powers and duties consistent with this Agreement as the Board shall determine. Any two or more offices may be held by the same individual.

                  (b) Each officer shall hold office for a term fixed by the Board or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board may adopt additional eligibility requirements for the officers of the LLC.

                  (c) In addition to the officers, the LLC may have other subordinate agents and employees as the Board may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board, the President and Chief Executive Officer or any other officer designated by the Board, may from time to time determine. The Board at any time may appoint and remove, or may delegate to any officer, the power to appoint and to remove, any officer, agent or employee of the LLC.

                  (d) The Board may delegate the duties and powers of any officer of the LLC to any other officer or to any Manager for a specified period of time for any reason that the Board may deem sufficient.

                  (e) Any officer of the LLC may be removed with or without cause by the Board. A vacancy arising at any time in the office of an elected officer may be filled for the unexpired term of that office by the Board.

                  (f) Any officer may resign at any time by giving written notice of resignation to the Board or to the President and Chief Executive Officer. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

                  (g) The Chairman (or his designee) shall preside at all meetings of the Board.

                  (h) The President and Chief Executive Officer shall have and exercise general charge and supervision of the affairs of the LLC and shall have and exercise such authority and responsibility as is customarily associated with the position of President and Chief Executive Officer, subject to the ultimate control and authority of the Board and the Chairman, and shall do and perform such other duties as may be assigned by the Board and the Chairman.

                  (i) At the request of the President and Chief Executive Officer or in the event of the President and Chief Executive Officer's absence or disability, the vice president, if any, shall perform the duties and exercise the powers of the President and Chief Executive Officer. The vice president shall have such other powers and perform such other duties as the Board may determine.

                  (j) The Secretary/Treasurer shall have charge of such books, documents and papers as the Board may determine. The Secretary/Treasurer shall keep the minutes of the meetings of the Board. The Secretary/Treasurer shall have authority to certify the operating agreement, resolutions and other documents of the LLC as true and correct copies thereof. The Secretary/Treasurer shall have the custody of all funds, property and securities of the LLC which may come into his hands. The Secretary/Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the LLC and shall deposit all monies and other valuable effects of the LLC in the name and to the credit of the LLC in such banks or depositories as the Board may designate. Whenever required by the Board or the President and Chief Executive Officer, the, Secretary/Treasurer shall render a statement of the accounts. The Secretary/Treasurer may sign or countersign all contracts, agreements, instruments and checks authorized by the Board. He shall perform all duties incident to the office of Secretary/Treasurer, subject to the control of the Board, and shall perform such other duties as may be assigned by the Board. In its discretion, the Board may separate the responsibilities of the Secretary/Treasurer into two independent offices.

                  (k) It is the intention of the Members that, except as may be otherwise expressly provided in this Agreement, the officers of the LLC shall stand in the same relation to the Board that the officers of a corporation stand to its board of directors under the General Corporation Law of the State of Delaware insofar as matters of authority and reporting are concerned.

                  SECTION 4.03 Limitation on Liability. (a) No Member nor any of their respective members, partners or Affiliates nor any of their respective officers, directors, employees or agents or any of the heirs, executors, successors and assigns of any of the foregoing nor any Manager, Authorized Person or officer of the LLC (each, an "Indemnitee") shall be liable to the LLC or any Member for (i) any act or omission by such Indemnitee in connection with the conduct of affairs of the LLC or otherwise incurred in connection with the LLC or this Agreement or the matters contemplated herein, in each case unless such act or omission resulted from gross negligence or willful misconduct of such Indemnitee, or (ii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the LLC unless such Indemnitee was responsible for the selection or monitoring of such broker or agent and acted in such capacity with gross negligence or willful misconduct in selecting or monitoring such broker or other agent; provided, however, that nothing in this Section shall be deemed to limit or impair any Member's ability to enforce its rights under this Agreement.

                  (b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, such Indemnitee acting under this Agreement shall not be liable to the LLC or to any such Member for its reasonable good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by each of the Members to modify to that extent such duties and liabilities of such Indemnitee.

                  SECTION 4.04 Indemnification of the Indemnitees. (a) The LLC shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitral or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of any action or inaction on the part of (i) the LLC or (ii) the Indemnitee (acting on behalf of the LLC), in each case in connection with the business of the LLC, this Agreement, any Member's status as a Member, any Manager's status as Manager, any Authorized Person's status as an Authorized Person, any officer's status as an officer of the LLC or any action taken by any Member, Manager, Authorized Person or officer of the LLC under this Agreement or otherwise on behalf of the LLC (collectively, "Liabilities"), regardless of whether the Indemnitee continues to be a Member, a Manager, an Authorized Person or an officer of the LLC, an Affiliate, or an officer, director, employee or agent of such Member, to the fullest extent permitted by the LLC Act and all other applicable laws; provided, that an Indemnitee shall be entitled to indemnification hereunder only to the extent that such Indemnitee's conduct did not constitute gross negligence or willful misconduct. The termination of any proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Indemnitee's conduct constituted gross negligence or willful misconduct.

                  (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to paragraph (a) above shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking reasonably acceptable in form and substance to the Board by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section.

                  (c) The indemnification provided by this Section shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Member, as an Affiliate or as an officer, director, employee or agent of a Member, as a Manager, as an Authorized Person or as an officer of the LLC and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) At the discretion of the Board, the LLC or its Affiliates may purchase and maintain insurance, at the LLC's or an Affiliate's expense, on behalf of the Members, Managers, Authorized Persons and officers of the LLC and such other Persons as the Board shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the LLC and/or the Member's, Manager's, Authorized Person's or officer's acts or omissions as a Member, a Manager, an Authorized Person or officer of the LLC regardless of whether the LLC would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) Any indemnification under this Section shall be satisfied solely out of the assets of the LLC. No Member shall be subject to personal liability or required to fund or cause to be funded any obligation by reason of these indemnification provisions.

                  SECTION 4.05 Certain Restrictions on Activities. The LLC shall use its reasonable efforts not to take any action or otherwise operate in a manner that would cause WCAS or FFT (or any partners thereof) to recognize "unrelated business taxable income," within the meaning of Sections 511 and 514 of the Code; provided, however, that the foregoing restriction shall not apply to any action if (i) the Board determines that it is necessary to take such action in the best interests of the LLC and (ii) the LLC advises each of WCAS and FFT of any such impending action at least 20 Business Days in advance and consults with them as to possible alternative measures, if any.

                                    ARTICLE V

                                  Distributions

                  SECTION 5.01 Distributions. Generally. (a) Subject to the provisions of this Article V, distributions shall be made in such amounts and at such times as the Board shall determine from time to time. Distributions of LLC Assets that are provided for in this Article V or in Article VII shall be made only to Persons or their designated custodians who were Members of record of Interests in the LLC on the date determined by the Board as of which the Members are entitled to any such distribution.

                  (b)      Distributions in Kind.

                  (i) In addition to cash distributions, distributions with respect to any Units pursuant to this Article V may be made all or in part in distributions in kind of the assets or properties of the LLC in the discretion of the Board and in compliance with the provisions of this Article V.

                  (ii) Distributions consisting of both cash and assets in kind shall be made, to the extent practicable, in equal proportions of cash and assets in kind as to each Member receiving such distributions.

                  (iii) Except as otherwise provided in this Agreement, assets distributed in kind shall be deemed to have been sold for their valuation determined in accordance with Section 5.04. Upon the making of a distribution in kind, the Capital Accounts of the Members receiving such distribution shall be reduced by the amount of such valuation and the Capital Accounts of the Members shall be adjusted to reflect gain or loss deemed to have been realized in respect of the deemed sale.

                  SECTION 5.02 Limitations on Distributions. The LLC shall not make a distribution to a Member if such distribution would violate the LLC Act.

                  SECTION 5.03 Amounts and Priority of Distributions. Distributions shall be made as follows:

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

                  (a) First 100% to the holders of Redeemable Preferred Units in accordance with the provisions of Annex C, including in the form of preferred yield and redemption payments, pro rata to such holders in accordance with the number of Redeemable Preferred Units held by each holder, until all the Redeemable Preferred Units have been redeemed; and

                  (b) Second, thereafter, 100% to holders of Common Units, pro rata, to such holders in accordance with the number of Common Units held by each holder, except as otherwise required by Annex C with respect to distributions in connection with the dissolution and winding up of the LLC.

                  SECTION 5.04 Valuation. All valuation determinations to be made hereunder shall be made using a method of valuation determined by the Board, which may (but need not) include independent appraisal, Board estimate or other reasonable method of valuation; provided, however, that any determination of valuation by the Board shall be made in good faith after the exercise of reasonable business judgment. All valuation determinations which have been made in accordance with the terms of this Section shall be final and conclusive on the LLC, all Members and their respective successors and assigns.

                                   ARTICLE VI

          Books and Reports; Tax Matters; Capital Accounts; Allocations

                  SECTION 6.01 General Accounting Matters. (a) Allocations of Net Income (Loss) pursuant to Section 6.04 shall be made by or under the direction of the Board at the end of each Fiscal Period.

                  (b) In addition to any other requirements of this Article VI, each Member shall be supplied with the LLC information necessary to enable such Member to prepare in a timely manner its Federal, state and local income tax returns and such other financial or other statements and reports that any Member reasonably requests.

                  (c) The LLC shall keep or cause to be kept books and records pertaining to the LLC's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Members' Capital Accounts and all transactions entered into by the LLC. Such books and records of the LLC shall be kept at the office of the LLC and the Members and their Managers shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same.

                  (d) The LLC's books of account shall be kept on an accrual basis or as otherwise determined by the Board and in each case in accordance with GAAP, except that for income tax purposes such books shall be kept in accordance with applicable tax accounting principles.

                  (e) All determinations, valuations (subject to Section 5.04) and other matters of judgment required to be made for accounting and tax purposes under this Agreement shall be made by or under the direction of the Board and shall be conclusive and binding on all Members, former Members, their successors or legal Managers and any other Person except for computational errors or fraud.

                  SECTION 6.02 Certain Tax Matters. The taxable year of the LLC shall be the same as its Fiscal Year. The Tax Matters Member shall cause to be prepared all federal, state and local tax returns of the LLC for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Tax Matters Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the LLC and the accounting methods and conventions under the tax laws of the United States, the several States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Member shall make the election to amortize Organizational and Operating Expenses pursuant to section 709 of the Code and the regulation promulgated thereunder. In addition, the Board in its sole and absolute discretion, may cause the LLC to make or refrain from making any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions (including, but not limited to, the election provided for in section 754 of the Code). The "tax matters partner" for purposes of section 6231(a)(7) of the Code (the "Tax Matters Member") shall be WCAS IX. The Tax Matters Member shall have all of the rights, duties, powers and obligations provided for in sections 6221 through 6232 of the Code with respect to the LLC; provided, however, that the Tax Matters Member shall not settle any tax controversy or compromise any tax liability without the prior consent of the Board.

                  SECTION 6.03 Capital Accounts. There shall be established for each Member on the books of the LLC as of the date hereof, or such later date on which such Member is admitted to the LLC, a capital account (each being a "Capital Account"). The LLC shall maintain records to enable separate identification of capital contributions, allocations, revaluation events and distributions to the extent related to separate Units. Each capital contribution to the LLC shall be credited to the Capital Account of such Member on the date such contribution of capital is paid to the LLC. In addition, each Member's appropriate Capital Account shall be (a) credited with such Member's allocable share of any Net Income of the LLC (pursuant to Section 6.04(a)) and all items of income and gain specially allocated to such Member pursuant to Section 6.04(b), (b) debited with (i) distributions to such Member of cash or the fair market value of other property and (ii) such Member's allocable share of Net Loss of the LLC (pursuant to Section 6.04(a)), including expenditures of the LLC described or treated under section 704(b) of the Code as described in section 705(a)(2)(B) of the Code, and all items of loss and deduction specially allocated to such Member pursuant to Section 6.04(b), and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member's Capital Account under section 704(b) of the Code or otherwise under this Agreement shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of any Class of a Member's Interest. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the LLC shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in section 704(b) of the Code and Regulations section 1.704-1(b)(2)(iv).

                  SECTION 6.04 Allocations. (a) All allocations of Net Income (Losses) of the LLC shall be allocated under this Section among the Members, with respect to each separate

Class of Units held by each such Member. Except as otherwise provided in this Section, Net Income (Losses) of the LLC shall be allocated among the Members in a manner such that each Capital Account of each Member, immediately after making such allocation is, as nearly as possible, equal to (i) the distributions that would be made to such Member if the LLC were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all LLC liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the LLC were distributed pursuant to Section 5.03 of this Agreement to the Members immediately after making such allocation, minus (ii) such Member's share of Partnership Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding anything to the contrary contained in this Section, to the extent that the allocations described in the preceding sentence are insufficient to achieve the equality contemplated by such sentence, any allocations under this Section shall be made in the order of priority set forth in Section 5.03.

                  (b) Notwithstanding the provisions of this Section, net income, net gain, and net loss of the LLC (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions of this Section to the extent such provisions shall be applicable.

                  (i) If there is a net decrease in Partnership Minimum Gain or Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Partnership Minimum Gain or Member Nonrecourse Debt Minimum Gain, determined in accordance with Regulations sections 1.704-2(g) and 1.704-2(i)(5), as of the beginning of such year shall be specially allocated items of LLC income and gain for such year (and, if necessary, for succeeding years) equal to such Member's share of the net decrease in Partnership Minimum Gain or Member Nonrecourse Debt Minimum Gain determined in accordance with such Regulations sections. The provisions of this subparagraph (i) are intended to comply with the minimum gain chargeback requirements of Regulations sections 1.704-2(f) and 1.704-2(i)(4) and shall be interpreted in accordance therewith for all purposes under this Agreement.

                  (ii) Notwithstanding anything herein to the contrary, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of section 1.704-1 of the Regulations, there shall be specially allocated to such Member such items of LLC income and gain, at such times and in such amounts as shall eliminate as quickly as possible that portion of any deficit in its applicable Capital Account caused or increased by such adjustments, allocations or distributions; provided, that an allocation pursuant to this subparagraph (ii) shall be made only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in this Section have been tentatively made as if this subparagraph (ii) were not in the Agreement.

                  (iii) In the event any Member has a deficit in its applicable Capital Account at the end of any Fiscal Year which is in excess of the sum of (A) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (B) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(l) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this subparagraph (iii) shall be made only if and to the extent that a Member would have a deficit in its applicable Capital Account in excess of such sum after all other allocations provided for in this Section have been tentatively made as if subparagraph (ii) above and this subparagraph (iii) were not in this Agreement.

                  (iv) Nonrecourse Deductions for any taxable period shall be specially allocated among the Members in proportion to their economic interests in the LLC determined pursuant to Section 5.03.

                  (v) Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulations section 1.704-2(j).

                  (c) For income tax purposes only, each item of income, gain, loss and deduction of the LLC shall be allocated among the Members in the same manner as the corresponding items of Net Income (Loss) and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset of the LLC the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of sections 704(b) and (c) of the Code (in any manner determined by the Board) so as to take account of the difference between Carrying Value and adjusted tax basis of such asset.

                  SECTION 6.05 Tax Advances. To the extent the Board or any Authorized Person reasonably determines that the LLC is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding taxes) ("Tax Advances"), the LLC may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Member shall, at the option of the Board, (i) be paid promptly to the LLC by the Member on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Board selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. Each Member hereby agrees to indemnify and hold harmless the LLC and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Member.

                                  ARTICLE VII

                                  Dissolution

                  SECTION 7.01 Dissolution. The LLC shall be dissolved and subsequently terminated upon the occurrence of the first of the following events:

                  (a) determination by the Board with the approval of a majority in interest of the holders of each Class of Units then outstanding; or

                  (b) the occurrence of a Dissolution Event, except the LLC shall not be dissolved upon the occurrence of a Dissolution Event due to the termination of the continued membership of the last Member in the LLC if within 90 days after the occurrence of such event, the Board determines to continue the business of the LLC and consents to the admission, effective as of the date of such event, of one or more additional Members.

                  SECTION 7.02 Winding-up. When the LLC is dissolved in accordance with Section 7.01, the business and property of the LLC shall be wound up and liquidated by the Board or, by such liquidating trustee as may be appointed by the Board (the Board or such liquidating trustee, as the case may be, being herein referred to as the "Liquidator"). The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the LLC as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

                  SECTION 7.03 Final Distribution. Within 90 calendar days after the effective date of dissolution of the LLC, the assets of the LLC shall be distributed in the following manner and order:

                  (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the LLC; and

                  (b) to pay all creditors of the LLC, either by the payment thereof or the making of reasonable provision therefor.

The remaining assets of the LLC shall be paid to the Members in proportion to the positive balances in their respective Capital Accounts as determined in accordance with Article VI; provided, however, that if distributions pursuant to this Section would result in the Members receiving cumulative distributions from the LLC that differ from the distributions that would be required under Section 5.03, then the liquidation proceeds shall be distributed in the manner prescribed in Section 5.03. For purposes of the application of this Section and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income of the LLC shall be treated as realized and recognized immediately before the date of distribution (with any valuation determinations to be made pursuant to the terms of Section 5.04).

                                  ARTICLE VIII

                           Transfer of Member's Units

                  SECTION 8.01 Transfers to be Made Only as Permitted or Required by this Agreement. (a) Without the prior written approval of the Board, each holder of Units (other than WCAS IX) agrees that it shall not, directly or indirectly, Transfer any Units except (i) to an Affiliate of such Member in compliance with paragraph (b) below and Section 9.01 or (ii) pursuant to Section
8.02 or 8.03. No transfer of any such Securities owned by a Member in violation hereof shall be made or recorded on the books of the LLC and any such transfer shall be void and of no effect. For purposes of this Section, the term "control" for purposes of the definition of "Affiliate" shall be deemed to require the ownership of voting securities representing a majority of the voting power of all outstanding voting securities of the "controlled" Person or being the controlling investment manager, investment advisor, general partner or managing member of such Person. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to an Affiliate or Affiliates and then directly or indirectly disposing of all or any portion of such party's interest in the transferred Units or such Affiliate or Affiliates in any subsequent transaction or by issuing or permitting the transfer of its own equity interests to a transferee.

                  (b) No Member shall transfer any Securities to any Person unless either (i) such Person is already a party to this Agreement or (ii) such Person agrees to be bound by all of the terms and provisions of this Agreement in accordance with Section 3.05(a).

                  (c) In addition to any other restrictions in this Section, Securities may only be transferred in compliance with the rules and regulations promulgated under the Securities Act.

                  SECTION 8.02 Drag-Along Right. In the event that WCAS IX and its Affiliate Transferees propose to transfer in any single or series of related transactions all of the Securities that they then hold in an arm's length transaction for cash or Marketable Securities (a "Qualified Sale"). WCAS IX shall have the right, exercisable upon not less than 20 days' prior written notice to require that all other Members transfer all Securities held by them. Any transfer by such other Members pursuant to this Section 8.02 shall be on the same terms and conditions as the transfer of Securities proposed to be made by WCAS IX and its Affiliate Transferees. Such terms and conditions shall include: the sales price paid or deemed paid; the form of consideration; the payment of fees, commissions and expenses; and the provision of representations, warranties and indemnifications; provided, however, that the representations, warranties, indemnity and expense obligations shall be provided by each Member on a pro rata basis and each Member shall be severally and not jointly liable in connection with the sale transaction. The only representations and warranties that the other Members shall be required to make in such sale transaction shall be representations and warranties with respect to title, authority, no conflicts and any other similar customary "housekeeping" matters to the extent required by the applicable purchaser. Each of the other Member's obligations with respect to the indemnities and expense reimbursement shall not exceed the proceeds received by such Member in connection with such sale transaction.

                  SECTION 8.03 Conversion to Corporate Form, Merger, Consolidation or Reorganization. In the event that the Board shall determine in its discretion that the business of the LLC should be conducted in the form of a corporation rather than a limited liability company, the Board shall have the power to merge the LLC into a corporation pursuant to Section 265 of the Delaware General Corporation Law, or effect such merger, consolidation or reorganization, or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, requiring each Member to transfer its Interests and related Units to a newly formed corporation or creating one or more subsidiaries of the LLC and contributing to such subsidiaries any or all of the assets and liabilities of the LLC and distributing the capital stock of such subsidiary or subsidiaries pro rata to the Members in accordance with and in exchange for their respective Percentage Interests of each Class of Units; provided, that the Members shall receive, in exchange for their Interests and related Units, shares of capital stock of such corporation or other entity or its subsidiaries (x) in proportion to their Percentage Interests of each Class of Units, subject in each case to modifications to the provisions of Section 4.01 to conform to the provisions relating to actions of stockholders and a board of directors set forth in the Delaware General Corporation Law and (y) having substantially the same rights, preferences and privileges as set forth herein (except, (1) in the case of Redeemable Preferred Units, as otherwise set forth on Annex C, and (2) with respect to modifications adversely affecting a particular Class of Units, for such modifications thereto that shall have been consented to by a majority in interest of the holders of such Class so affected). In the event of a conversion to a corporation or other entity, upon the request of the Board, the Members shall (i) enter into a stockholders agreement containing terms comparable to the terms contained in the Agreement (provided, that the provisions of Sections 8.01 and 8.02 shall terminate upon the consummation of an initial public offering of equity securities of such successor entity) and (ii) enter into a registration rights agreement substantially in the form of Exhibit A.

                                   ARTICLE IX

               Certain Representations, Warranties and Agreements

                  SECTION 9.01 Representations and Warranties. Each Member (except for a Member who receives his or her Interest pursuant to Section 3.04(b)) hereby represents, warrants and agrees as follows:

                  (a) If other than a natural Person, (i) such Member is validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate, limited liability company or partnership power, as the case may be, and authority to enter into, deliver and perform this Agreement and (ii) the execution and delivery of this Agreement and the performance by such Member of its obligations hereunder have been duly and validly authorized by all requisite corporate, limited liability company or partnership action, as the case may be, on the part of such Member. If a natural Person, such Member has full legal capacity and authority to execute and deliver this Agreement and perform his or her obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforceability may be qualified by equitable principles and pursuant to laws enacted for the protection of creditors.

                  (b) The execution, delivery and performance of this Agreement by such Member will not violate any provision of law, any order of any court or other agency of government, the charter and other organizational documents of such Member, if other than a natural Person, or any provision of any indenture, agreement or other instrument to which such Member is a party or by which such Member or its properties or assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever (collectively, "Liens") upon any of the properties or assets of such Member. No governmental license, consent, permit or authorization, and no registration, declaration or filing with any governmental authority or regulatory agency is required on the part of such Member in connection with such Member's execution, delivery and performance of this Agreement.

                  (c) If such Member is an Initial Member making an original Capital Contribution of BHC Common Stock on the date hereof, then (i) such Member is the lawful holder of record and beneficial owner of the number of shares of BHC Common Stock set forth opposite such Member's name on Annex D and
(ii) the delivery by such Member of certificates evidencing such shares of BHC Common Stock, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, to the LLC, against the issuance by the LLC of the Redeemable Preferred Units and Common Units set forth opposite such Member's name on Annex D, will transfer valid title to such shares to the LLC free and clear of any and all Liens.

                  (d) Such Member is acquiring the Units for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of Federal or state securities laws. Such Member agrees and acknowledges that it shall not, directly or indirectly, transfer any Securities unless such transfer complies with
Section 8.01 of this Agreement and (i) the transfer is pursuant to an effective registration statement under the Securities Act, and in compliance with applicable provisions of state securities laws or (ii) such transfer is exempt from registration under the Securities Act and, if reasonably requested by the Board, counsel for such Member (which counsel shall be reasonably acceptable to the Board) shall have furnished the LLC with an opinion, reasonably satisfactory in form and substance to the Board, that no such registration is required because of the availability of an exemption from such registration.

                  (e) Such Member acknowledges that it has been advised that (i) the Units have not been registered under the Securities Act, (ii) the Units must be held indefinitely and such Member must continue to bear the economic risk of its investment in the Units unless subsequently registered under the Securities Act or an exemption from such registration is available,
(iii) it is not anticipated that there shall be any public market for the Units,
(iv) Rule 144 promulgated under the Securities Act is not currently available with respect to the sales of any securities of the LLC, and the LLC has not made a covenant to make such Rule available, (v) when and if Units may be disposed of without registration in reliance on Rule 144, any such disposition may be limited in amount in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration shall require compliance with Regulation D or some other exemption under the Securities Act, and (vii) a notation shall be made in the appropriate records of the LLC indicating that Units are subject to restriction on transfer.

                  (f) Such Member has been given the opportunity to obtain all information and to ask questions and receive answers about the LLC and its business and prospects which it deems necessary to evaluate the merits and risks related to its investment in the Units.

                  (g) (i) Such Member's financial condition is such that it can afford to bear the economic risk of holding the Units for an indefinite period of time and has adequate means for providing for its current needs and contingencies, (ii) such Member can afford to suffer a complete loss of its investment in the Units, (iii) such Member's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its investment, either direct or indirect, in the Units as contemplated by this Agreement and (iv) such Member is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                  SECTION 9.02 Other Activities Permitted. Except as otherwise provided herein, this Agreement shall not be construed in any manner to preclude any Member or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the LLC or its subsidiaries). No Member or any of its Affiliates shall have any obligation to present or otherwise make available to the LLC any business opportunity that such Member or any of its Affiliates may become aware of.

                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01 Equitable Relief. The Members hereby confirm that damages at law would be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of a Member aggrieved as against another Member for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise and that the mention herein of any particular remedy shall not preclude a Member from any other remedy it might have, either in law or in equity.

                  SECTION 10.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                  SECTION 10.03 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns. Except with respect to the rights of Indemnities hereunder, none of the provisions of this Agreement shall be for the benefit of, enforceable by, or confer any rights or remedies to, any creditor or any other Person other than the parties hereto and their respective successors and permitted assigns.

                  SECTION 10.04 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be (a) delivered personally, (b) mailed by certified or registered mail, postage prepaid, return receipt requested, (c) sent via a nationally recognized overnight courier service or (d) sent via facsimile (followed by a copy of such notice or other communication sent in a manner described in any of (a) through (c) above), to the address or facsimile number of a Member set forth on Annex A (or, in the case of the LLC, to the address or facsimile number of its principal place of business as notified to the Members by the LLC from time to time) or to such other address or facsimile number as any Member may provide in a written notice to the LLC, a copy of which written notice shall be maintained on file with the LLC. All such notices or other communications shall be deemed received (i) in the case of personal delivery, on the date of delivery, (ii) in the case of mailing, on the fifth business day following the date of such mailing, (iii) in the case of overnight courier service, on the first business day following delivery to such service and (iv) m the case of facsimile, on the day of transmission, if on a Business Day and during business hours at the time transmitted, or on the next Business Day, if transmitted after hours or not on a Business Day.

                  SECTION 10.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

                  SECTION 10.06 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral and written, among the parties, but only with respect to the subject matter addressed herein.

                  SECTION 10.07 Amendments. Except as otherwise expressly provided for herein, any amendment to this Agreement shall be effective only if such amendment is evidenced by a written instrument duly executed and delivered by a majority in interest of the holders of each Class of Units then outstanding.

                  SECTION 10.08 Headings. The headings and captions in this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  SECTION 10.09 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each Member hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, to the non-exclusive general jurisdiction of the courts of the United States of America for the Southern District of New York in New York County or, if not available, the courts of the State of New York in New York County, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth on Annex A or at such other address of which the other party shall have been notified pursuant hereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in paragraph (a) hereof is not available despite the intentions of the parties; and

                  (e) waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other instrument or document delivered pursuant hereto, or any other claim or dispute howsoever arising, to which the parties are party. This waiver is informed and freely made.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         [MEMBER SIGNATURE PAGES FOLLOW]

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  The undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: August 3, 2001

                                  WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                                  By WCAS IX Associates, L.L.C., General Partner

                                  By /s/ Jonathan M. Rather
                                     -----------------------------------------
                                                  Managing Member

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  Each of the undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: August 3, 2001

                                         John Almeida
                                         Bruce K. Anderson
                                         Russell L. Carson
                                         John Clark
                                         Anthony J. de Nicola
                                         Michael Donovan
                                         Michael Gerstner
                                         Eric J. Lee
                                         D. Scott Mackesy
                                         IRA - f/b/o James R. Matthews
                                         Thomas E. McInerney
                                         Scott McLellan
                                         Robert A. Minicucci
                                         Paul B. Queally
                                         IRA - f/b/o Jonathan M. Rather
                                         Lawrence B. Sorrel
                                         Sanjay Swani
                                         Sean Traynor
                                         Patrick J. Welsh
                                         James B. Hoover
                                         Andrew M. Paul
                                         Richard H. Stowe
                                         Laura VanBuren

                                         By /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Jonathan M. Rather,
                                            Individually and as Attorney-in-Fact

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  The undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: August 3, 2001

                                       DE CHARTER TRUST CO., AS TRUSTEE FBO
                                       THE IRA/ROLLOVER OF RICHARD H. STOWE

                                       By /s/ Richard H. Stowe
                                          --------------------------------------
                                          Name: Richard H. Stowe
                                          Title:

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  The undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: Sept. 26, 2001

                                             FFT Partners II, L.P.
                                             -----------------------------------
                                             Name of Member

                                             /s/ Carlos A. Ferrer
                                             -----------------------------------
                                             Signature of Authorized Signatory

                                             Carlos A. Ferrer
                                             -----------------------------------
                                             Name of Authorized Signatory

                                             Member of FFT GP II, LLC, General
                                             Partner of FFT Partners II, L.P.
                                             -----------------------------------
                                             Title of Authorized Signatory

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  The undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: October 5, 2001

                                         BANC AMERICA CAPITAL INVESTORS I, L.P.
                                         --------------------------------------
                                         Name of Member

                                         /s/ Edward A. Balogh, Jr.
                                         --------------------------------------
                                         Signature of Authorized Signatory

                                         Edward A. Balogh, Jr.
                                         --------------------------------------
                                         Name of Authorized Signatory

                                         Treasurer & Vice President
                                         --------------------------------------
                                         Title of Authorized Signatory

                            MEMBER SIGNATURE PAGE TO
                           ARDENT HEALTH SERVICES LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

                  The undersigned hereby executes the Ardent Health Services LLC Limited Liability Company Agreement (the "Agreement") dated as of August 3, 2001, authorizes this signature page to be attached as a counterpart signature page to the Agreement and agrees to be bound thereby as a Member.

Date: August 3, 2001

                                            WCAS HEALTHCARE PARTNERS, L.P.
                                            By WCAS HP Partners, General Partner

                                            By /s/ Jonathan M. Rather
                                               ---------------------------------
                                                       Managing Member

                                               JONATHAN M. RATHER
                                               ATTORNEY-IN-FACT

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                           "(Intentionally Omitted)"

                            "(Intentionally Omitted)"

                                                                         ANNEX B

                               CERTAIN DEFINITIONS

                  "Active Trading Market" means, with respect to any security, that such security is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, and that 20% or more of the issued and outstanding units, shares or other equity interests of such class of security as of such date of determination are so publicly traded.

                  "Additional Member" means a Person admitted as a Member pursuant to Section 3.05 and shown as a Member on the books and records of the LLC.

                  "Affiliate" means, with respect to any Person, (a) any other Person who controls, is controlled by or is under common control with such Person, (b) any director, officer or employee of such Person or any Person specified in clause (a) above or (c) the spouse or lineal descendants (including adoptees) of any such natural Person or a trust the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders or limited or general partners or members of which, include only such Person and/or one or more of such Person's spouse and/or lineal descendants. As used in this definition, the term "control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, the LLC shall not be deemed to be an Affiliate of any Member (or the other Affiliates of such Member).

                  "Affiliate Transferee" means, with respect to any Member, such Member and any transferee pursuant to Section 8.01(a)(i).

                  "Agreement" means this Agreement, including its Annexes and Exhibits, as amended, supplemented, modified or restated in accordance with the terms hereof.

                  "Authorized Person" has the meaning given such term in Section 3.04.

                  "BHC" means Behavioral Healthcare Corporation, a Delaware corporation.

                  "BHC Common Stock" means the Common Stock, $.01 par value, of BHC.

                  "Board" means the LLC's Board of Managers.

                  "Business Day" means a day which is not a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to be closed.

                  "Capital Account" has the meaning given such term in Section 6.03.

                  "Capital Contribution" means the total amount of cash and the fair market value (net of liabilities), as agreed by the Board and such Member, of all other assets contributed to the LLC by a Member.

                  "Carrying Value" means, with respect to any asset of the LLC, the asset's adjusted basis for federal income tax purposes, except that the Carrying Values of all assets of the LLC shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations section 1.704-l(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Interest by any new or existing Member in exchange for more than a de minims capital contribution or
(b) the date an Interest is relinquished to the LLC; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The Carrying Value of any asset of the LLC distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value. The Carrying Value of any asset contributed (or deemed contributed under Regulations section 1.704-1
(b)(2)(iv)) by a Member to the LLC shall be the fair market value of the asset at the date of its contribution thereto.

                  "Certificate" has the meaning given such term in Recital A.

                  "Class" means the classes of Units into which the membership interests in the LLC may be classified or divided from time to time pursuant to the provisions of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

                  "Common Units" means the Common Units having the characteristics of Common Units set forth herein.

                  "Dissolution Event" means any event which would cause a dissolution of the LLC pursuant to Section 18-801 (a)(4) or 18-801 (a)(5) of the LLC Act.

                  "FFT" means FFT Partners II, L.P. and its respective successors.

                  "Fiscal Period" means a Fiscal Year or other fiscal period, as applicable.

                  "Fiscal Year" means the calendar year ending on December 31 of each year, or such other fiscal year as may be designated by the Board from time to time.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "Indemnitee" has the meaning given such term in Section 4.03.

                  "Initial Member" means a Person set forth on Annex D.

                  "Interest" means a limited liability company interest in the LLC as provided in this Agreement and under the LLC Act and includes any and all rights and benefits to which the holder of such Interest may be provided under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. Interests shall be expressed as a number of the applicable Class of Units,

                  "Liabilities" has the meaning given such term in Section 4.04.

                  "Liquidator" has the meaning given such term in Section 7.02.

                  "LLC" has the meaning given such term in the preamble to this Agreement.

                  "LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq., as it may be amended from time to time, and any successor to such statute.

                  "LLC Assets" means all right, title and interest of the LLC in and to all or any portion of the assets and other rights and any property (real or personal) or estate acquired in any transaction.

                  "Marketable Securities" means securities that are traded in an Active Trading Market; provided, that any such securities shall be deemed Marketable Securities only if they are freely tradable. Freely tradable for this purpose shall mean securities that either are (a) transferable by a Member pursuant to Section 4(1) of the Securities Act or a then effective registration statement under the Securities Act (or similar applicable statutory provision in the case of non-U.S. securities) or (b) transferable by the Members who are not Affiliates of the LLC pursuant to Rule 144(k) under the Securities Act or any successor rule thereto (or similar applicable rule in the case of non-U.S. securities).

                  "Member" means a Person (a) (i) who is an Initial Member, (ii) who is a transferee of an Interest in accordance with the provisions of Article VIII or (iii) to whom a new Interest is issued pursuant to Sections 3.04 and, if applicable, Section 3.05; and (b) who owns any Units of the LLC. Reference to a "Member" shall be to any one of the Members.

                  "Member Nonrecourse Debt Minimum Gain" has the meaning ascribed to "partner nonrecourse debt minimum gain" in Regulations Section 1.704-2(i)(2).

                  "Member Nonrecourse Deductions" has the meaning given to "partner nonrecourse deductions" in Regulations Section 1.704-2(i)(2).

                  "Net Income (Loss)" for any Fiscal Period means the taxable income or loss of the LLC for such period as determined in accordance with the accounting method used by the LLC for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 6.04(b) shall not be taken into account in computing such taxable income or loss; (b) any income of the LLC that is exempt from federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be [ILLEGIBLE] to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing Net Income (Loss); and (e) except for items in (a) above, any expenditures of the LLC not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income
(Loss) pursuant to this definition shall be treated as deductible items.

                  "Nonrecourse Deductions" has the meaning given such term in Regulations section 1.704-2(b). The amount of LLC Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of Regulations section 1.704-2(c).

                  "Organizational and Operating Expenses" means all costs and expenses of the LLC arising out of or relating to this Agreement, the transactions contemplated hereby and the operation of the LLC, including all fees and expenses of counsel to the LLC and the Board.

                  "Partnership Minimum Gain" has the meaning given such term in Regulations section 1.704-2(b)(2) and 1.704-2(d).

                  "Percentage Interest" means, with respect to any Member, at any time, such Member's Interest in the applicable Class of Units expressed as a percentage of all Interests of all Members who hold such Class of Units, determined by dividing the number of the applicable Class of Units owned by such Member by the total number of such Class of Units then outstanding. The Percentage Interests of the Members at any time with respect to each Class of Units shall be determined by reference to Annex A (as amended from time to time pursuant to this Agreement).

                  "Person" means any individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Qualified Sale" has the meaning given such term in Section 8.02.

                  "Redeemable Preferred Units" means the 8% Cumulative Redeemable Preferred Units having the characteristics of Redeemable Preferred Units set forth herein.

                  "Securities" means (a) Units or (b) shares of common stock or other equity securities of a corporation that directly or indirectly (through a direct or indirect subsidiary) (i) merges with the LLC, (ii) succeeds to all or substantially all of the assets of the LLC (including without limitation, via a conversion authorized by the laws of Delaware) or (iii) whose shares are issued to the Members of the LLC in exchange for Units.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such similar federal statute.

                  "Tax Advances" has the meaning given such term in Section
6.05.

                  "Tax Matters Member" has the meaning given such term in
Section 6.02.

                  "Transfer" or "transfer" means any transfer, sale, assignment, distribution, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein, including transfers by operation of law in connection with a merger transaction or otherwise.

                  "Unit" means a fractional share of the Interests of all Members. Units shall be classified or divided by Class. The number and Class of Units outstanding and the holders thereof are set forth on Annex A (as amended from time to time pursuant to this Agreement).

                  "WCAS IX" means Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, and its successors.

                                                                         ANNEX C

              TERMS OF THE 8% CUMULATIVE REDEEMABLE PREFERRED UNITS
                                       OF
                           ARDENT HEALTH SERVICES LLC

                  These Terms of the 8% Cumulative Redeemable Preferred Units (these "Terms") supplement the Limited Liability Company Agreement of Ardent Health Services, LLC (the "LLC") dated as of August 3, 2001, as the same may be amended, further supplemented, modified or restated from time to time, and including its Annexes and Exhibits (the "LLC Agreement"). To the extent that these Terms conflict with the terms of the LLC Agreement, these Terms shall control. The LLC Agreement as supplemented hereby shall be read, taken and constructed as one and the same instrument. All references to sections in these Terms mean the sections of these Terms, except where otherwise stated. Capitalized terms used but not defined herein have the respective meanings given such terms in the LLC Agreement.

                  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the 8% Cumulative Redeemable Preferred Units are as follows:

SECTION 1.        DESIGNATION.

                  The Units of such Class shall be designated "8% Cumulative Redeemable Preferred Units" (the "Redeemable Preferred Units").

SECTION 2.        DISTRIBUTIONS.

                  (a) The LLC shall accrue an amount (the "Preferred Yield") on each Redeemable Preferred Unit with respect to each fiscal year (or portion thereof) equal to the greater of (i) 8.0% per annum of the Redemption Price (as defined below) and (ii) the amount of cash actually distributed with respect to a Common Unit during such fiscal year (or portion thereof). The Preferred Yield on each Redeemable Preferred Unit shall be cumulative (meaning that in subsequent years the LLC shall accrue an amount equal to the greater of (x) 8.0% of the Base Redemption Price plus the aggregate amount of the accrued and unpaid Preferred Yield and (y) the amount of cash actually distributed with respect to a Common Unit during such fiscal year (or portion thereof)) and shall accrue (on the basis of a 360-day year consisting of 12 30-day months) from and after the date such Unit is issued whether or not there are any funds of the LLC legally available for the payment of distributions. The Preferred Yield shall cease to accrue upon redemption of the Redeemable Preferred Units pursuant to Section 3. The Board may fix a record date for the determination of holders of Redeemable Preferred Units entitled to receive payment of the Preferred Yield, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (b) So long as any Redeemable Preferred Units remain outstanding, (i) without the prior written consent of a Majority in Interest of the holders of Redeemable Preferred Units, the LLC shall not, directly or indirectly, and whether in cash, securities or other property, pay or declare or set apart for payment any distribution or other payment on or with respect to any Junior Security (other than distributions payable solely in additional Units or shares of such Junior Security) and (ii) without the prior written consent of two-thirds in interest of the holders of Redeemable Preferred Units, pay any moneys or make moneys available for a sinking fund for the purchase or redemption of any Junior Securities (except for the repurchase of Units or other equity securities from employees under an equity incentive plan approved by a Majority in Interest of the holders of Redeemable Preferred Units), unless (A) the total accrued Preferred Yield on all outstanding Redeemable Preferred Units for all prior Preferred Yield periods shall have been paid in full and the total Preferred Yield on all outstanding Redeemable Preferred Units for the then-current Preferred Yield period shall have been paid or sufficient funds for the payment thereof set apart, and (B) any arrears or defaults in any redemption of Redeemable Preferred Units pursuant to Section 3 shall have been cured. For purposes of these Terms, the term "Junior Security" means any Class or series of Units or other equity securities of, or other equity interests in, the LLC now existing or hereinafter created, other than any Class or series of Units or other equity securities of the LLC created in accordance with the LLC Agreement and these Terms and ranking pari passu with or senior to the Redeemable Preferred Units with respect to distribution rights, rights of redemption and rights upon liquidation.

SECTION 3.        REDEMPTION.

                  The Redeemable Preferred Units shall not be redeemable except as follows:

                  (a) Mandatory Redemption. Except in connection with the conversion of the LLC to a corporate form pursuant to Section 8.04 of the LLC Agreement, the LLC shall redeem (in the manner and with the effect provided in this Section 3) all then outstanding Redeemable Preferred Units (for purposes of this Section 3, any date on which any Redeemable Preferred Units are to be redeemed (which date must be a Business Day) as herein provided is called a "Redemption Date"): (i) upon the closing of a merger or consolidation of the LLC with or into another entity in which the "beneficial ownership" of the "persons" or "groups" currently owning a majority of the LLC's Common Units or other common equity interests of the LLC do not continue to represent more than 50% of the voting power of all outstanding equity securities in the surviving entity, in substantially the same proportions, immediately after such merger or consolidation; (ii) upon the closing of a sale or other disposition of all or substantially all of the assets and properties of the LLC; (iii) upon an initial public offering of the LLC registered under the Securities Act of 1933, as amended, with gross proceeds of at least $50 million; or (iv) September 4, 2011. The LLC shall, at least 30 days prior to the closing of any transaction described in clauses (i) through (iii) above, provide notice thereof to the holders of record of Redeemable Preferred Units.

                  As used herein, (i) the terms "person" and "group" have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares or units that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting securities of the LLC so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting securities of a registered holder of the voting securities of the LLC.

                  (b) LLC's Right of Redemption. The LLC may, in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in this Section 3), any whole number of Redeemable Preferred Units. Not less than 30 days prior to the applicable Redemption Date, the LLC shall provide written notice to the holders of record of the Redeemable Preferred Units, specifying the total number of Redeemable Preferred Units to be redeemed, the number of Redeemable Preferred Units to be redeemed from each holder and the Redemption Date.

                  (c) Redemption Price. The Redeemable Preferred Units to be redeemed on a Redemption Date shall be redeemed by paying for each Redeemable Preferred Unit the sum of $3.43 (adjusted for any splits, dividends, recapitalizations and the like with respect to such Units, the "Base Redemption Price") plus the aggregate amount of the accrued and unpaid Preferred Yield thereon to such Redemption Date, such aggregate amount, as of any date, being herein sometimes referred to as the "Redemption Price." On and after the Redemption Date (or, if default shall be made by the LLC in the payment of the applicable Redemption Price, on and after the date such default is cured), the Redeemable Preferred Units so required to be or called for redemption shall no longer be deemed outstanding, the Preferred Yield thereon shall cease to accrue, and all rights with respect to such Redeemable Preferred Units shall forthwith cease.

                  (d) Partial Redemptions by the LLC. If the funds of the LLC legally available for redemption of Redeemable Preferred Units on any Redemption Date are insufficient to redeem the full number of such Units required by this Section 3 to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Redeemable Preferred Units ratably from each holder whose Redeemable Preferred Units are otherwise required to be redeemed. At any time thereafter when additional funds of the LLC become legally available for the redemption of Redeemable Preferred Units, such funds will be used to redeem the balance of such Units which the LLC was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (e) Redeemed or Otherwise Acquired Redeemable Preferred Units to Be Retired. Any Redeemable Preferred Units redeemed pursuant to this
Section 3 or otherwise
acquired by the LLC in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued and the number of designated Redeemable Preferred Units shall be reduced accordingly.

SECTION 4.        LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the LLC, whether voluntary or involuntary, the holders of the Redeemable Preferred Units shall be entitled, before any distribution or payment is made upon any Junior Security, to be paid an amount equal to $3.43 per unit (adjusted for any splits, dividends, recapitalizations and the like with respect to such Units) plus the aggregate amount of the accrued and unpaid Preferred Yield thereon through the date of such payment (such amounts being herein sometimes referred to as the "Liquidation Payments"). Upon such liquidation, dissolution or winding up of the LLC, after the holders of Redeemable Preferred Units shall have been paid in full the amounts to which they shall be entitled the remaining net assets of the LLC shall be distributed 90% to the holders of Junior Securities and 10% to the holders of Redeemable Preferred Units. If upon such liquidation, dissolution or winding up of the LLC, whether voluntary or involuntary, the assets to be distributed among the holders of Redeemable Preferred Units shall be insufficient to permit payment in full to such holders of the Liquidation Payments as aforesaid, then the entire assets of the LLC to be distributed shall be distributed ratably among the holders of the Redeemable Preferred Units. Neither (i) the merger or consolidation of the LLC with or into any other Person, (ii) the sale of all or substantially all of the assets of the LLC nor
(iii) the conversion of the LLC to a corporate form pursuant to Section 8.04 of the LLC Agreement, shall be deemed to be a liquidation, dissolution or winding up the LLC for purposes of this Section 4.

                                     *******

                            "(Intentionally Omitted)"

                                                                       EXHIBIT A

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT dated as of [____________] among [_______], a Delaware corporation (the "Company"), and the Persons set forth on Annex A (the "Holders"). (1) Capitalized terms used but not defined herein have the respective meanings given such terms in the Ardent Health Services LLC, Limited Liability Company Agreement dated as August 3, 2001, as heretofore amended, supplemented or modified (the "LLC Agreement").

                  WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated [_________________] between Ardent Health Services LLC, a Delaware limited liability company (the "LLC"), and the Company, the LLC was merged with and into the Company with the Company as the surviving entity (the "Merger"); and

                  WHEREAS, prior to the Merger, the Holders owned certain Units in the LLC that were converted into shares of common stock, par value
$ [________] per share (together with any successor common equity shares, the "Common Stock"), of the Company or Common Stock Equivalents.

                  NOW THEREFORE, the Company and the Holders hereby agree as follows:

                  1. Definitions. The following terms have the following meanings for purposes of this Agreement:

                  "Business Day" means a day which is not a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to be closed.

                  "Common Stock Equivalents" means any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "Governmental Authority" means any nation or government, any state or other subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or relating to government.

--------------------------

(1) Annex A to include all Members of the LLC immediately prior to the Merger who exchanged Units in the LLC for Common Stock or Common Stock Equivalents in the Company.

                  "Initial Public Offering" means the initial underwritten public offering of Common Stock for the account of the Company pursuant to a registration statement declared effective under the Securities Act.

                  "Registrable Securities" means any Common Stock owned by any Holder and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification or upon the exchange, exercise or conversion of any Common Stock Equivalent.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including, without limitation, the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers or sellers of securities, the Company's own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the reasonable fees and expenses of counsel selected pursuant to Section 7 to represent the Holders of Registrable Securities being registered in connection with each such registration, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of the Holders.

                  "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "WCAS IX" means Welsh, Carson, Anderson & Stowe IX, L.P. and its Affiliates.

                  2.       Registration on Request.

                  (a) Request by WCAS IX. Upon the written request of WCAS IX requesting that the Company effect the registration under the Securities Act of all or part of WCAS IX's Registrable Securities, and specifying the intended method of disposition thereof, the Company If shall promptly give written notice of such requested registration to all other Holders of Registrable Securities, and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                           (i) the Registrable Securities which the Company has been so requested to register by WCAS IX;

                           (ii) all other Registrable Securities which the Company has been requested to register by any other Holders thereof by written request received by the Company within 20 days after the giving of such written notice by the Company in accordance with the provisions of Section 3(a) below; and

                           (iii) shares of Common Stock requested to be registered by the Company;

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered.

                  (b) Revocation of Registration Requests. WCAS IX may, at any time prior to the effective date of the registration statement relating to such registration, revoke the request for Registration pursuant to Section 2(a) by providing a written notice to the Company revoking such request and such revocation shall be binding on all other Holders who have requested to be included in such registration.

                  (c) Expenses. The Company shall pay all Registration Expenses in connection with all registrations requested pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to Section 2(a).

                  (d) Effective Registration Statement. A registration requested pursuant to Section 2(a) shall not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act and all the Registrable Securities included in such registration pursuant to Section 2(a) have actually been sold thereunder; provided, further, that if, after such registration statement has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and no shares are actually sold thereunder, such registration shall be deemed not to have been effected.

                  (e)      Priority in Requested Registrations Pursuant to this
Section 2. If a requested registration pursuant to Section 2(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Securities (including securities of the Company which are not Registrable Securities) requested to be included in such registration exceeds the number which can be sold without having an adverse effect on the price at which such securities can be sold, the number of such Registrable Securities to be included in such registration shall be included in the following order:
(i) first, the Registrable Securities owned by the Holders requesting to be included in such registration, pro rata on the basis of the relative number of shares of Registrable Securities owned by each such Holder at the time of such registration, and (ii) second, the securities, if any, proposed to be sold by the Company.

                  (f) Selection of Underwriters. If, in any requested registration pursuant to Section 2(a), WCAS IX requests that such registration shall be in the form of an underwritten offering, such offering shall be an underwritten offering and WCAS IX shall have the right to select any nationally recognized investment bank and manager or co-managers to administer the offering; provided, that such banker and managers are reasonably acceptable to the Company.

                  3.       Piggyback Registration.

                  (a) Rights to Include Registrable Securities. If the Company at any time (other than pursuant to Section 2(a)) proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-8, Form S-4 or any successor or similar forms), whether or not for sale for its own account or the account of any other Person, it shall each such time, subject to the provisions of Section 3(b), give prompt written notice to all Holders of record of Registrable Securities of its intention to do so and of such Holders' rights under this Section 3, at least 20 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer all such Holders the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within 15 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except that indemnification obligations of the Holders shall be limited to those obligations set forth in Section 6); and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 3 shall relieve the Company of its obligations to effect registrations upon request under Section 2. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.

                  (b) Priority in Piggyback Registrations. If a registration pursuant to Section 3(a) involves an underwritten offering by the Company and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including the Registrable Securities) which the Company, the Holders and any other Persons intend to include in such registration exceeds the number which can be sold without having an adverse effect on the price at which such securities can be sold, the number of such securities (including the Registrable Securities) to be included in such registration shall be included in the following order: (i) first, the equity securities the Company proposes to sell for its own account, (ii) second, the Registrable Securities owned by the Holders requesting to be included in such registration, pro rata on the basis of the relative number of shares of Registrable Securities owned by each such Holder at the time of such registration and (iii) third, the equity securities owned by any other Persons requesting to be included in such registration, pro rata on the basis of the relative number of securities each other Person has requested be included in such registration or in such other manner as may be provided in the agreement relating to such rights of such other Persons.

                  4. Restrictions on Public Sale by the Company and Others. If any requested registration of Registrable Securities shall be made in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

                  5. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                           (a) use its best efforts to prepare and file with the SEC within 60 days (or, for registration on a Form S-3 or any similar short-form registration statement, 30 days), after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to Holders of Registrable Securities to be covered by such registration statement copies of the form of preliminary prospectus proposed to be filed and furnish to counsel selected pursuant to
         Section 7 copies of all such documents proposed to be filed, which documents shall be subject to the review of such counsel and shall not be filed without the approval of such counsel and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                           (b)      prepare and file with the SEC such
         amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder (or any successor provision), if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (c) furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                           (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder, or underwriter if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                           (e)      use its best efforts to cause the
         Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                           (f) immediately notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (g)      use its best efforts to obtain the
         withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest possible moment;

                           (h) if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (i) if requested by the selling Holders, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least three business days prior to any sale of the Registrable Securities to the underwriters;

                           (j) use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange, and on each securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form; provided, that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                           (k) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

                           (l) make available for inspection by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement;

                           (m) use its best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the Holders of a majority of the Registrable Securities being sold reasonably request;

                           (n) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

                           (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder of Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder receives the copies of the prospectus supplement or amendment contemplated by Section 5(f), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering [ILLEGIBLE] Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(b) shall be extended by the greater of (i) three months or (ii) me number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the prospectus supplement or amendment contemplated by Section 5(f).

                  6.       Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company shall, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Holders of any Registrable Securities covered by such registration statement, its directors and officers, employees, general partners, limited partners, members, managing members, advisory directors and managing directors (and directors, managers, managing members, members, officers, partners, advisory directors and managing directors thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Holder, any such director, officer, general or limited partner, manager, managing member, member, advisory director or managing director or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal or state rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Holder and each such director, officer, employee, general partner, limited partner, manager, managing member, member, advisory director, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or any such director, officer, employee, general or limited partner, manager, managing member, member, advisory director, managing director or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, employee, general partner, limited partner, manager, managing member, member, advisory director, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Holder.

                  (b) lndemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2 or 3, that the Company shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Securities or any underwriter, to indemnify and hold harmless, severally and not jointly, (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company and its directors, officers, employees, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, managers, managing members, managing directors, and their respective controlling Persons with respect to any statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission was made in reliance upon and in conformity with written information provided to the Company or its representatives through an instrument duly executed by or on behalf of such Holder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, underwriters or any of their respective directors, officers, employees, general or limited partners, managers, managing members, members, advisory directors, managing directors or controlling Persons and shall survive the transfer of such securities by such Holder; provided, however, that no such Holder shall be liable under this Section 6 for any amount in excess of the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration statement or prospectus.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party shall consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such

[?] or litigation. Notwithstanding anything to the contrary contained herein, an indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of appropriate local counsel).

                  (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or
Section 6(b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or [?] omission to state a material fact relates to information supplied by the indemnifying party [?] the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, for purposes of this Section 6(d), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

                  The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities sold by such indemnifying Holder exceeds the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  7. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 2(a) or 3, WCAS IX shall select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that if the [?] selected as provided above is also acting as counsel to the Company in connection with such registration, the other Holders shall be entitled to select one additional counsel to represent all such other Holders.

                  8. Termination. The right of any Holder to request registration of Registrable Securities under Section 3 shall terminate on the date on which all Registrable Securities beneficially owned by such Holder may thereafter be sold under Rule 144(k) under the Securities Act.

                  9.       Miscellaneous.

                  (a) Remedies. The Company and the Holders acknowledge and agree that in the event of any breach of this Agreement by any of them, the Holders and the Company would not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.


                  (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understanding among the parties with respect to the subject matter hereof.

                  (c) Notices. Any notice or other communication to be given hereunder shall be in writing and shall be (i) delivered personally, (ii) mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) sent via a nationally recognized overnight courier service or
(iv) sent via facsimile (followed by a copy of such notice or other communication sent in a manner described in any of (i) through (iii) above), to the address or facsimile number of the receiving party set forth on Annex A (or, in the case of the Company, to the address or facsimile number of its principal place of business as notified to the other parties by the Company from time to time) or to such other address or facsimile number as the receiving party may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Company. All such notices or other communications shall be deemed received (A) in the case of personal delivery, on the date of delivery, (B) in the case of mailing, on the fifth business day following the date of such mailing, (C) in the case of overnight courier service, on the first business day following delivery to such service and (D) in the case of facsimile, on the day of transmission, if on a Business Day and during business hours at the time transmitted, or on the next Business Day, if transmitted after hours or not on a Business Day.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law rules of such state.

                  (e) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties shall be enforceable to the fullest extent permitted by law.

                  (f) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

                  (g) Successors; Assigns; Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties and their respective heirs, successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties (other than the Company) shall also be for the benefit of and enforceable by any Person acquiring Registrable Securities from a Holder, subject to the provisions contained herein.

                  (h) Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company, WCAS IX and the Holders of a majority of the Registrable Securities then outstanding; provided, however, that no amendment, modification, supplement or waiver that would adversely affect the rights of any Holder, in its capacity as a Holder, without similarly affecting the rights hereunder of all Holders in their capacities as Holders (other than with respect to the percentage of Registrable Securities owned by such holder), shall be effective as to such Holder without its prior written consent. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the principal amount of the Registrable Securities being sold.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

                  (j) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

                  (k) Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Anything to the contrary contained in this Section 9(1) notwithstanding, the Company may de-register any of its securities under the Exchange Act if it is then permitted to do so pursuant to the Exchange Act.

                  (l) Registration Rights. The Company covenants that it shall not grant any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to the terms of this Agreement unless Holders of Registrable Securities shall be entitled to have included in any registration effected by such Person or Persons all Registrable Securities requested by the Holders to be so included prior to the inclusion of any securities requested to be registered by such Person or Persons.

                  (m) Cancellation of Pre-Existing Registration Rights. Each party agrees that any registration rights granted to such party prior to the date hereof regarding the securities covered by this Agreement are hereby canceled.

                  (n) Headings. The headings and captions in this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       [NAME OF COMPANY]

                                       By _____________________________________
                                          Name:
                                          Title:

                                       [INSERT SIGNATURE BLOCKS FOR EACH HOLDER]

                                                                         ANNEX A

                                     HOLDERS

                                                   Number and Type of
Holder               Address/Facsimile Number    Registrable Securities
------------------   ------------------------    ----------------------
------------------   ------------------------    ----------------------
------------------   ------------------------    ----------------------
------------------   ------------------------    ----------------------
------------------   ------------------------    ----------------------

                           ARDENT HEALTH SERVICES LLC

                                 AMENDMENT NO. 1
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT

         We, the undersigned, representing a Majority in Interest of the holders of each of the Common Units and Redeemable Preferred Units outstanding, hereby agree as follows:

1. Reference to the Limited Liability Company Agreement: Definitions. Reference is made to the Limited Liability Company Agreement of Ardent Health Services LLC, dated as of August 3, 2001 (the "LLC Agreement'"). Capitalized terms contained herein and not otherwise defined herein shall have meanings given to them in the LLC Agreement.

2. Amendment to LLC Agreement. Pursuant to Article X, Section 10.07 of the LLC Agreement, the LLC Agreement is hereby amended so that the first paragraph of Section 3(a) of Annex C of the LLC Agreement is deleted in its entirety and replaced with the following text:

                  (a) Mandatory Redemption. Except in connection with the conversion of the LLC to a corporate form pursuant to Section 8.04 of the LLC Agreement, the LLC shall redeem (in the manner and with the effect provided in this Section 3) all then outstanding Redeemable Preferred Units (for purposes of this Section 3, any date on which any Redeemable Preferred Units are to be redeemed (which date must be a Business Day) as herein provided is called a "Redemption Date"): (i) upon the closing of a merger or consolidation of the LLC with or into another entity in which the "beneficial ownership" of the "persons" or "groups" currently owning a majority of the LLC's Common Units or other common equity interests of the LLC do not continue to represent more than 50% of the voting power of all outstanding equity securities in the surviving entity, in substantially the same proportions, immediately after such merger or consolidation; (ii) upon the closing of a sale or other disposition of all or substantially all of the assets and properties of the LLC; (iii) upon an initial public offering of the LLC registered under the Securities Act of 1933, as amended, with gross proceeds of at least $50 million; or (iv) August 19, 2014. The LLC shall, at least 30 days prior to the closing of any transaction described in clauses (i) through (iii) above, provide notice thereof to the holders of record of Redeemable Preferred Units.

3. Governing Law. The rights of all the parties to this Amendment and the construction and effect of each provision hereof shall be subject to the jurisdiction of and construed according to the laws of the State of New York.

4. Counterparts: Originals. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

5. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the LLC Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Agreement is hereby confirmed as being in full force and effect.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the LLC Agreement as of August 6th, 2003.

                                WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                                By: WCAS IX Associates, L.L.C., General Partner

                                By: /s/ Jonathan M. Rather
                                    --------------------------------------------
                                    Managing Member

                                WCAS HEALTHCARE PARTNERS, L.P.
                                By: WCAS HP Partners, General Partner

                                By: /s/ Jonathan M. Rather
                                    --------------------------------------------
                                    Managing Member

                                John Almeida            Robert A. Minicucci
                                Bruce K. Anderson       Paul B. Queally
                                Russell L. Carson       IRA- f/b/o Jonathan M.
                                John Clark              Rather
                                Anthony J. de Nicola    Lawrence B. Sorrel
                                Michael Donovan         Sanjay Swani
                                Michael Gerstner        Sean Traynor
                                Eric J. Lee             Patrick J. Welsh
                                D. Scott Mackesy        James B. Hoover
                                IRA - f/b/o James R.    Andrew M. Paul
                                Matthews                Richard H. Stowe
                                Thomas E. McInerney     Laura VanBuren
                                Scott McLellan

                                By: /s/ Jonathan M. Rather
                                    --------------------------------------------
                                    Jonathan M. Rather,
                                    Individually and as Attorney-in-Fact

                                FFC PARTNERS II, L.P.
                                By: FFC GP II, LLC, as General Partner

                                By: /s/ Carlos A. Ferrer
                                    --------------------------------------------
                                    Carlos A. Ferrer
                                    Member

                                FFC EXECUTIVE PARTNERS II, L.P.
                                By: FFC EXECUTIVE GP II, LLC, as General Partner

                                BY: /s/ Carlos A. Ferrer
                                    --------------------------------------------
                                    Carlos A. Ferrer
                                    Member

                                BANC OF AMERICA CAPITAL INVESTORS, L.P.
                                By: Banc of America Capital Management, L.P.,
                                    as General Partner

                                By: BACM I GP, LLC, as General Partner

                                By: ____________________________________________
                                    Walker L. Poole
                                    Managing Director

                                FFC PARTNERS II, L.P.
                                By: FFC GP II, LLC, as General Partner

                                By: ____________________________________________
                                    Carlos A. Ferrer
                                    Member

                                FFC EXECUTIVE PARTNERS II, L.P.
                                By: FFC EXECUTIVE GP II, LLC, as General Partner

                                By: ____________________________________________
                                    Carlos A. Ferrer
                                    Member

                                BANC OF AMERICA CAPITAL INVESTORS, L.P.
                                By: Banc of America Capital Management, L.P.,
                                    as General Partner

                                By: BACM I GP, LLC, as General Partner

                                By: /s/ Walker L. Poole
                                    --------------------------------------------
                                    Walker L. Poole
                                    Managing Director